                                   EXHIBIT 12

               THE GOODYEAR TIRE & RUBBER COMPANY AND SUBSIDIARIES
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

(DOLLARS IN MILLIONS)

                                                              9 MONTHS
                                                                ENDED
                                                               9/30/97        1996       1995         1994         1993       1992
                                                               -------        ----       ----         ----         ----       ----
EARNINGS
--------

INCOME BEFORE INCOME TAXES, EXTRAORDINARY
    ITEMS AND CUMULATIVE EFFECT OF ACCOUNTING CHANGES         $   806.8    $   122.3  $   925.8    $   865.7    $   784.9    $ 629.9

ADD:

AMORTIZATION OF PREVIOUSLY CAPITALIZED INTEREST               $     8.2    $    11.6  $    11.7    $    10.2    $    10.1    $   9.6
MINORITY INTEREST IN NET INCOME OF
    CONSOLIDATED SUBSIDIARIES WITH FIXED CHARGES                   36.2         45.9       30.1         16.9         19.0       14.2
PROPORTIONATE SHARE OF FIXED CHARGES OF INVESTEES
    ACCOUNTED FOR BY THE EQUITY METHOD                              6.9          6.2        6.3          5.0          4.7        6.9
PROPORTIONATE SHARE OF NET LOSS OF INVESTEES
    ACCOUNTED FOR BY THE EQUITY METHOD                              0.9          2.7        0.5          0.2          0.3        2.2
                                                              ----------------------------------------------------------------------
               TOTAL ADDITIONS                                $    52.2    $    66.4  $    48.6    $    32.3    $    34.1    $  32.9

DEDUCT:

CAPITALIZED INTEREST                                          $     5.0    $     5.4  $     5.1    $     5.7    $     5.0    $   4.0
MINORITY INTEREST IN NET LOSS OF CONSOLIDATED SUBSIDIARIES          2.5          4.4        3.3          0.3          0.3        1.8
UNDISTRIBUTED PROPORTIONATE SHARE OF NET INCOME
    OF INVESTEES ACCOUNTED FOR BY THE EQUITY METHOD                   -            -        0.2          7.2          4.0        0.9
                                                              ----------------------------------------------------------------------
               TOTAL DEDUCTIONS                               $     7.5    $     9.8  $     8.6    $    13.2    $     9.3    $   6.7


TOTAL EARNINGS                                                $   851.5    $   178.9  $   965.8    $   884.8    $   809.7    $ 656.1
                                                              ======================================================================


FIXED CHARGES
-------------

INTEREST EXPENSE                                              $    91.9    $   128.6  $   135.0    $   129.4    $   162.4    $ 232.9
CAPITALIZED INTEREST                                                5.0          5.4        5.1          5.7          5.0        4.0
AMORTIZATION OF DEBT DISCOUNT, PREMIUM OR EXPENSE                   0.1          0.3        0.4          0.7          0.4        1.0
INTEREST PORTION OF RENTAL EXPENSE                                 52.2         69.5       77.0         83.0         83.7       87.6
PROPORTIONATE SHARE OF FIXED CHARGES OF INVESTEES
    ACCOUNTED FOR BY THE EQUITY METHOD                              6.9          6.2        6.4          5.0          4.7        6.9


                                                              ----------------------------------------------------------------------
TOTAL FIXED CHARGES                                           $   156.1    $   210.0  $   223.9    $   223.8    $   256.2    $ 332.4
                                                              ======================================================================


TOTAL EARNINGS BEFORE FIXED CHARGES                           $ 1,007.6    $   388.9  $ 1,189.7    $ 1,108.6    $ 1,065.9    $ 988.5
                                                              ======================================================================


RATIO OF EARNINGS TO FIXED CHARGES                                 6.45         1.85       5.31         4.95         4.16       2.97




     SUPPLEMENTAL INFORMATION - INCOME BEFORE INCOME TAXES, EXTRAORDINARY ITEMS AND CUMULATIVE EFFECT OF ACCOUNTING CHANGES IN 1996 WAS REDUCED BY A CHARGE OF $755.6 MILLION RELATED TO THE WRITEDOWN OF THE ALL AMERICAN PIPELINE SYSTEM AND RELATED ASSETS. EXCLUDING THIS CHARGE, THE RATIO OF EARNINGS TO FIXED CHARGES FOR 1996 WOULD HAVE BEEN 5.45.





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